UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2019

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On February 15, 2019, The New Home Company Inc. (the “Company”), announced in a press release its financial results for the three and twelve month periods ended December 31, 2018. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 2.02, including the exhibits attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act. In addition, the press release furnished as an exhibit to this report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Thomas Redwitz, age 64, has notified the Board of Directors of The New Home Company Inc. (the “Company”) of his retirement and resignation from his position as Chief Investment Officer, effective March 1, 2019 (the “Effective Date”). In connection with Mr. Redwitz’s retirement and the termination of his employment with the Company as of the Effective Date, subject to his entry into a separation agreement and general release of claims with the Company (the “Separation Agreement”), Mr. Redwitz will receive a cash severance payment of $1,100,000, payable in a single cash lump sum, as well as company-paid continued healthcare coverage to the earlier of (i) the twelve-month anniversary of March 1, 2019 or (ii) the date that Mr. Redwitz obtains substantially similar health care coverage. Under the Separation Agreement, Mr. Redwitz will forfeit any Company equity awards, to the extent unvested as of the Effective Date.

Mr. Redwitz and the Company also entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Redwitz will serve as a consultant to the Company for an initial one-year term commencing on the Effective Date, subject to continuation by the mutual agreement of Mr. Redwitz and the Company. Under the Consulting Agreement, Mr. Redwitz will receive the following payments and benefits: (i) a monthly consulting fee of $10,000, (ii) each outstanding vested Company stock option held by Mr. Redwitz as of the Effective Date (each, a “Pre-Consulting Stock Option”) will remain outstanding and exercisable in accordance with its terms (based on Mr. Redwitz’s continued provision of consulting services thereafter rather than continued employment) and (iii) reimbursement for reasonable business expenses incurred in connection with the provision of consulting services in accordance with Company policy.

In the event that the Consulting Agreement and Mr. Redwitz’s consulting services are terminated by the Company without cause after the three-month anniversary of the Effective Date, then, subject to his timely execution and non-revocation of a general release of claims, Mr. Redwitz will receive a payment of $10,000 payable in a single lump sum payable on the 30th day following the termination date. In addition, if the Consulting Agreement and Mr. Redwitz’s consulting services are terminated by either party for any reason (other than by the Company for cause), including at the end of the initial one-year term due to the Company’s decision not to renew the agreement, then each remaining Pre-Consulting Stock Option will remain exercisable for three months following the termination date (but in no event beyond the maximum term of the option).

Each of the Separation Agreement and the Consulting Agreement also requires Mr. Redwitz’s continued compliance with restrictive covenants and the Company’s continued compliance with indemnification and insurance obligations each included in Mr. Redwitz’s employment agreement.

The GDR Group is an information technology services consulting firm that provides the Company with support for its IT Helpdesk, onsite support services, remote systems administration, network infrastructure design and implementation and network security services. In 2018, the Company and its unconsolidated joint ventures paid the GDR Group approximately $745,000. One of GDR Group’s principals, Randy Redwitz, is the brother of Thomas Redwitz. Mr. Redwitz receives no direct or indirect compensation from the GDR Group for the services it provides to the Company. We believe the terms of the services provided by the GDR Group are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. Other than the foregoing, which relationship was disclosed in our 2018 proxy statement, as of February 15, 2019, there are no additional (i) family relationships between Mr. Redwitz and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company or (ii) related party transactions with Mr. Redwitz requiring disclosure pursuant to Item 404 of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
In the Company's press release attached hereto as Exhibit 99.1, the Company announced that it will discuss its results for the three and twelve month periods ended December 31, 2018, recent events and the Company's quarterly guidance for 2019 during a conference call on Friday, February 15, 2019 at 11:00 a.m. Eastern Time. As detailed in the press release attached hereto as Exhibit 99.1, a replay of this call will be available to all those who cannot listen to the live broadcast. Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.
The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of the Exchange Act or otherwise subject to the liabilities of the Exchange Act. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 15, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2019

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

99.1	Press release dated February 15, 2019